UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2021

GARRETT MOTION INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-38636	82-4873189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

La Pièce 16, Rolle, Switzerland	1180
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +41 21 695 30 00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously reported, on September 20, 2020 (the “Petition Date”), Garrett Motion Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Debtors’ chapter 11 cases (the “Chapter 11 Cases”) are jointly administered under the caption “In re Garrett Motion Inc., 20-12212.” Also as previously announced, on April 26, 2021, the Debtors filed an amended Chapter 11 plan of reorganization (the “Plan”) and on April 9, 2021, the Company filed a supplement to the Plan (as amended on April 20, 2021 and April 22, 2021, the “Plan Supplement”) with the Bankruptcy Court.

As previously reported, on April 26, 2021, the Bankruptcy Court entered an order (the “Confirmation Order”) among other things, confirming the Plan. A copy of the Confirmation Order, with a copy of the Plan as confirmed attached thereto, was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 27, 2021 and is incorporated herein by reference as Exhibit 2.1 to this Current Report on Form 8-K. Capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the meanings given to them in the Plan. The Plan incorporates by reference certain documents filed with the Bankruptcy Court as part of the Plan Supplement.

On April 30, 2021 (the “Effective Date”) the conditions to effectiveness of the Plan were satisfied or waived and the Company emerged from bankruptcy.

Item 1.01	Entry into a Material Definitive Agreement.

Exit Financing Credit Agreement

In connection with the Plan, on the Effective Date, the Company entered into a Credit Agreement, by and among the Company, Garrett LX I S.à r.l. (the “Lux Borrower”), Garrett Motion Holdings Inc. (the “U.S. Co-Borrower”) and Garrett Motion Sàrl (the “Swiss Borrower”), the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”), which provides for senior secured financing consisting of:

•	a seven-year senior secured first-lien U.S. dollar term loan facility in an aggregate principal amount of $715 million (the “Dollar Facility”);

•

a seven-year senior secured first-lien Euro term loan facility in an aggregate principal amount of €450 million (the “Euro Facility” and, together with the Dollar Facility, the “Term Loan Facilities”); and

•

a five-year senior secured first-lien revolving credit facility with aggregate commitments of $300 million providing for multi-currency revolving loans to Swiss Borrower (the “Revolving Facility” and, together with the Term Loan Facilities, the “Credit Facilities”).

Up to the equivalent of $125 million may be utilized under the Revolving Credit Facility for the issuance of letters of credit to Swiss Borrower or any of its subsidiaries. Letters of credit are available for issuance under the Credit Agreement on terms and conditions customary for financings of this kind, which issuances will reduce availability under the Revolving Credit Facility.

The Borrowers borrowed an aggregate amount of $715 million and €450 million under the Term Loan Facilities on the Effective Date. The Revolving Credit Facility is available for borrowings and the issuance of letters of credit, in each case, for working capital and other general corporate purposes, from time to time prior to the final maturity of the Revolving Credit Facility.

Use of Proceeds

The proceeds of the Term Loan Facilities were used on the Effective Date (i) for the payment of fees and expenses payable in connection with entry into the Credit Agreement, the effectiveness of the Plan, the refinancing of the Company’s existing indebtedness and the preferred equity investments that were made on the Effective Date, (ii) to fund distributions in accordance with the Plan, (iii) to payoff the Company’s existing indebtedness, including under its pre-petition credit agreement, notes indenture and debtor-in-possession credit agreement and (iv) for general corporate purposes. The Revolving Facility was undrawn on the Effective Date. Proceeds of the Revolving Facility are available to be used for working capital and other general corporate purposes, including acquisitions permitted under the Credit Agreement. Any letters of credit will be used for general corporate purposes.

Guarantees

All obligations under the Credit Facilities are or will be unconditionally guaranteed jointly and severally, by: (a) the Company; (b) each direct and indirect material wholly owned subsidiary of the Company that is organized under the laws of any state of the United States and (c) substantially all of the direct and indirect material wholly owned subsidiaries of the Company that are organized under the laws of certain other jurisdictions, including Australia, England and Wales, Ireland, Italy, Japan, Luxembourg (including Lux Borrower), Mexico, Romania, Slovakia, Switzerland (including Swiss Borrower), and any other jurisdiction at the Swiss Borrower’s option from time to time agreed with the administrative agent, subject in each case to certain exceptions and limitations and agreed guaranty and security principles. The guarantors organized under the laws of England and Wales, Luxembourg, Switzerland and the United States entered into a guarantee under the Credit Agreement concurrently with the effectiveness of the Credit Agreement. The guarantors organized under the laws of Australia, Ireland, Italy, Japan, Mexico, Romania and Slovakia are expected to accede to such guarantee within 120 days of the Effective Date (or such longer period as agreed between the Company and the administrative agent under the Credit Agreement).

Security

The Credit Facilities are or will be secured on a first priority basis by: (x) a perfected security interest in the equity interests of each direct material subsidiary of each guarantor under the Credit Facilities and (y) perfected security interests in, and mortgages on, substantially all tangible and intangible personal property and material real property of each of the guarantors under the Credit Facilities, subject, in each case, to certain exceptions and limitations, including the agreed guaranty and security principles. The guarantors organized under the laws of England and Wales, Luxembourg, Switzerland and the United States entered into security documents securing the obligations of each borrower concurrently with effectiveness of the Credit Agreement. The guarantors organized under the laws of Australia, Ireland, Japan, Mexico, Romania and Slovakia are expected to execute security documents within 120 days of the Effective Date.

Maturity

The Revolving Credit Facility matures five years after the effective date of the Credit Agreement, with certain extension rights in the discretion of each lender. The Term Loan Facilities mature seven years after the effective date of the Credit Agreement, with certain extension rights in the discretion of each lender.

Interest Rate and Fees

The Dollar Facility is subject to an interest rate, at our option, of either (a) an alternate base rate (“ABR”) (which shall not be less than 1.50%) or (b) an adjusted LIBOR rate (“LIBOR”) (which shall not be less than 0.50%), in each case, plus an applicable margin equal to 3.25% in the case of LIBOR loans and 2.25% in the case of ABR loans. The Euro Facility is subject to an interest rate equal to an adjusted EURIBOR rate (“EURIBOR”) (which shall not be less than zero) plus an applicable margin equal to 3.50%. The Revolving Facility is subject to an interest rate comprised of an applicable benchmark rate (which shall not be less than 1.00% if such benchmark is the ABR rate and not less than 0.00% in the case of other applicable benchmark rates) that is selected based on the currency in which borrowings are outstanding thereunder, in each case, plus an applicable margin. The applicable margin for the Revolving Facility varies based on our leverage ratio. Accordingly, the interest rates for the Credit Facilities will fluctuate during the term of the Credit Agreement based on changes in the ABR, LIBOR, EURIBOR and other applicable benchmark rates or future changes in our leverage ratio. Interest payments with respect to the Term Loan Facilities are required either on a quarterly basis (for ABR loans) or at the end of each interest period (for LIBOR and EURIBOR loans) or, if the duration of the applicable interest period exceeds three months, then every three months.

In addition to paying interest on outstanding borrowings under the Revolving Credit Facility, the Borrowers are required to pay a quarterly commitment fee based on the unused portion of the Revolving Credit Facility, which is determined by our leverage ratio and ranges from 0.25% to 0.50% per annum.

The Borrowers are obligated to make quarterly principal payments throughout the term of the Dollar Facility according to the amortization provisions in the Credit Agreement, as such payments may be reduced from time to time in accordance with the terms of the Credit Agreement as a result of the application of loan prepayments made by us, if any, prior to the scheduled date of payment thereof.

Prepayments

We may voluntarily prepay borrowings under the Credit Agreement without premium or penalty, subject to a 1.00% prepayment premium in connection with any repricing transaction with respect to the Term Loan Facilities in the first six months after the effective date of the Credit Agreement and customary “breakage” costs with respect to LIBOR and EURIBOR loans. We may also reduce the commitments under the Revolving Credit Facility, in whole or in part, in each case, subject to certain minimum amounts and increments.

The Credit Agreement also contains certain mandatory prepayment provisions in the event that we incur certain types of indebtedness, receive net cash proceeds from certain non-ordinary course asset sales or other dispositions of property or, starting with the fiscal year ending on December 31, 2022, 50% of excess cash flow on an annual basis (with step-downs to 25% and 0% subject to compliance with certain leverage ratios), in each case subject to terms and conditions customary for financings of this kind.

Representations and Warranties

The Credit Agreement contains certain representations and warranties (subject to certain agreed qualifications) that are customary for financings of this kind.

Certain Covenants

The Credit Agreement contains certain affirmative and negative covenants customary for financings of this type that, among other things, limit our and our subsidiaries’ ability to incur additional indebtedness or liens, to dispose of assets, to make certain fundamental changes, to enter into restrictive agreements, to make certain investments, loans, advances, guarantees and acquisitions, to prepay certain indebtedness and to pay dividends or to make other distributions or redemptions/repurchases in respect of our and our subsidiaries’ equity interests. The Credit Agreement expressly permits payments-in-kind on our Series A Preferred Stock (as defined below) as well as mandatory cash redemptions in respect of our Series B Preferred Stock (as defined below). During the fiscal years ending December 31, 2021 and December 31, 2022, the Credit Agreement restricts the Company’s ability to pay cash dividends on or to redeem or otherwise acquire for cash the Series A Preferred Stock unless a ratable payment (on an as-converted basis) is made to holders of our common equity and such payments would otherwise be permitted under the terms of the Credit Agreement. The Company’s ability to make ratable payments to holders of common equity and Series A Preferred Stock is restricted by the terms of the Series A Certificate of Designations (as defined below).

In addition, the Revolving Facility also contains a financial covenant requiring the maintenance of a consolidated total leverage ratio of not greater than 4.70 to 1.00 as of the end of each fiscal quarter if, on the last day of any such fiscal quarter, the aggregate amount of loans and letters of credit (excluding backstopped or cash collateralized letters of credit and other letters of credit with an aggregate face amount not exceeding $30 million) outstanding under the Revolving Facility exceeds 35% of the aggregate commitments thereunder.

Events of Default

The Credit Agreement contains customary events of default, including with respect to a failure to make payments under the Credit Facilities, cross-default, certain bankruptcy and insolvency events and customary change of control events.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Series A Investor Rights Agreement

Pursuant to the Plan, the Company entered into a Series A Investor Rights Agreement (the “Series A Investor Rights Agreement”) with Centerbridge Credit Partners Master, L.P. (“Centerbridge Credit”), Centerbridge Special Credit Partners III-Flex, L.P. (“Centerbridge Special Credit” and, together with Centerbridge Credit, the “Centerbridge Investors”), OCM Opps GTM Holdings, LLC (“OCM Opps”), Oaktree Value Opportunities Fund Holdings, L.P. (“Oaktree Value”), Oaktree Phoenix Investment Fund, L.P. (“Oaktree Phoenix”) and Oaktree Opportunities Fund Xb Holdings (Delaware), L.P. (“Oaktree Opportunities” and, together with OCM Opps, Oaktree Value and Oaktree Phoenix, the “Oaktree Investors”) and the other signatories thereto (the “Additional Investors” and, together with the Centerbridge Investors and the Oaktree Investors, the “Series A Investors”).

Pursuant to the Series A Investor Rights Agreement, the Centerbridge Investors and Oaktree Investors will each have a continuing right to designate three directors to the board of directors of the Company (the “Board”), subject to its (and permitted transferees’) beneficial ownership of at least 60% of their respective aggregate initial ownership interest as of the Effective Date (the “Initial Investor Interest”), at least one of which will not be employed by Centerbridge Investors or Oaktree Investors, as applicable, or their respective affiliates. If the Centerbridge Investors or Oaktree Investors, as applicable, beneficially own less than 60% but at least 40% of their respective Initial Investor Interest, then they will each have the right to designate at least two directors to the Board. If the Centerbridge Investors or Oaktree Investors, as applicable, beneficially own less than 40% but at least 20% of their respective Initial Investor Interest, then they will each have the right to designate at least one director to the Board. If the Centerbridge Investors or Oaktree Investors, as applicable, cease to own at least 20% of their respective Initial Investor Interest, then they will have no right to designate any directors to the Board.

Pursuant to the Series A Investor Rights Agreement, the Additional Investors will have a continuing right to designate one director for election to the Board, subject to its (and permitted transferees’) beneficial ownership of at least 60% of their Initial Investor Interest. If the Additional Investors beneficially own less than 60% of their Initial Investor Interest, then they will have no right to designate any directors to the Board. The designee of the Additional Investors shall be the person nominated, separately and not jointly, by those Additional Investors holding at least 65% of the shares of Series A Preferred Stock held by the Additional Investors at such time. After the Additional Investors no longer have a right to designate a director as described above, if the Company becomes aware that at least 20% of the Series A Preferred Stock issued as of the Effective Date is held by stockholders other than the Centerbridge Investors and Oaktree Investors, then the holders of a majority of the Series A Preferred Stock then outstanding (excluding Series A Preferred Stock held by the Centerbridge Investors and the Oaktree Investors) will collectively have the right to designate one director to the Board.

If the number of individuals that any Series A Investor has the right to designate for election to the Board is decreased in accordance with the foregoing, then the corresponding number of directors designated by such Investor will immediately offer to resign from the Board under the terms of the Series A Investor Rights Agreement.

The Company is restricted under the Series A Investor Rights Agreement from increasing the size of the Board without the written consent of the Series A Investors holding a majority of the then-outstanding Series A Preferred Stock for so long as the outstanding Series A Preferred Stock represents, in the aggregate, a majority of the combined voting power of the then-outstanding shares of all classes and series of capital stock of the Company entitled generally to vote in the election of directors of the Company.

The foregoing description of the Series A Investor Rights Agreement is not complete and is qualified in its entirety by reference to the Series A Investor Rights Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Registration Rights Agreement

Pursuant to the Plan, the Company and certain holders of the Common Stock (defined below) and Series A Preferred Stock (defined below) (the “Registration Rights Holders”) executed a registration rights agreement, dated as of the Effective Date (the “Registration Rights Agreement”).

Pursuant to the Registration Rights Agreement, the Company was obligated to provide, and as of the date of this Current Report on Form 8-K has already provided, notice to the Accredited Investor Eligible Holders (as defined in the Registration Rights Agreement) that they are (i) able to become parties to the Registration Rights Agreement and (ii) participate in the Shelf Registration Statement (the “Shelf Notice”). The Company will use its reasonable best efforts to file with the SEC a shelf registration statement on Form S-1 or, if available, Form S-3 (each, a “Shelf Registration Statement”) covering the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) on a continuous basis as promptly as practicable following the Effective Date (taking into account the need to provide Accredited Investor Eligible Holders (as defined in the Registration Rights Agreement) a reasonable opportunity to respond to the Shelf Notice (as defined below) and in any event no later than 30 days following the Effective Date). As promptly as practicable thereafter, the Company will use its reasonable best efforts to cause such Shelf Registration Statement to become effective on the earliest date practicable.

At any time following the Effective Date, any Registration Rights Holders who, directly or indirectly, together with their respective affiliates, have beneficial ownership of at least 7.5% of the then issued and outstanding shares of Common Stock, after giving effect to the conversion of the Series A Preferred Stock (such Registration Rights Holders, the “Required Investors”), may request registration of all or any portion of the Registrable Securities beneficially owned by such Required Investors on Form S-1 or, if available, on Form S-3 (each, a “Demand Registration”). Unless there is a currently effective Shelf Registration Statement covering such Registrable Securities, the Company will effect such Demand Registration by filing with the SEC a registration statement within (i) 60 days in the case of a registration statement on Form S-1 and (ii) 30 days in the case of a registration statement on Form S-3. The aggregate number of Demand Registrations on Form S-1 that may be requested by the Investors shall not exceed four; Investors may request an unlimited number of Demand Registrations on Form S-3.

The relevant Required Investors may request to effectuate any offering of Registrable Securities by means of an underwritten offering, provided that the aggregate gross proceeds of such public offering are expected to be at least $50 million. The Company will not be required to effect more than one underwritten offering in any 90-day period.

In the event the Company proposes to file a Shelf Registration Statement with respect to any offering of its equity securities, the Company will give written notice of such proposed filing to the Registration Rights Holders as soon as practicable (but in no event less than five business days prior to the proposed date of public filing of such shelf), and such notice shall offer the Registration Rights Holders the opportunity to register under such registration statement the resale of such number of Registrable Securities as each such Registration Rights Holder may request in writing (a “Piggyback Registration”). If the Company proposes to file a registration statement that is not a Shelf Registration Statement with respect to any offering of its equity securities, the Company will give written notice of such proposed filing to certain of the Registration Rights Holders (the “Piggyback Eligible Investors”), and such notice shall offer the Piggyback Eligible Investors the opportunity to make a Piggyback Registration. If the Company proposes to undertake an underwritten offering pursuant to a registration statement for which there was a Piggyback Registration, the Piggyback Eligible Investors may be entitled to participate in such underwritten offering, subject to customary “cutback” provisions in certain circumstances.

If requested by the managing underwriter or underwriters in the event of any underwritten public offering of equity securities by the Company, each holder of Registrable Securities participating in such sale agrees, as a condition to such holder’s participation in the offering, to execute a lock-up agreement, which will provide for restrictions on transferring the Company’s capital stock as specified in the Registration Rights Agreement. Additionally, in connection with any underwritten public offering of Registrable Securities and upon the request of the managing underwriter or underwriters, the Company will agree not to effect any public sale or distribution of any Lock-Up Securities (as defined in the Registration Rights Agreement).

The Registration Rights Agreement includes customary indemnification provisions. The Company will be responsible for its own expenses associated with the performance of its obligations under the Registration Rights Agreement and certain fees and expenses of legal counsel to the relevant Registration Rights Holders. Except as described in the preceding sentence, the Registration Rights Holders will bear their own expenses, including any underwriting discounts, selling commissions and transfer taxes applicable to any sale of Registrable Securities.

The Registration Rights Agreement will automatically terminate upon the later of (i) the expiration of the Shelf Period (as defined in the Registration Rights Agreement) and (ii) at such time as no Registrable Securities remain outstanding.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, the form of which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

Equity Interests

In accordance with the Plan and Confirmation Order, on the Effective Date, all shares of the Company’s Common Stock issued and outstanding immediately prior to the Effective Date (the “Existing Common Stock”), and any rights of any holder in respect thereof, were deemed cancelled, discharged and of no further force or effect. Holders of our Existing Common Stock who did not elect the Cash-Out Option (as defined in the Plan) were issued a number of shares of new Common Stock equal to the number of shares of Existing Common Stock held by them as of the record date for the Plan.

Prepetition Indebtedness

Pursuant to the Plan, on the Effective Date, the obligations of the Debtors under each of the following debt instruments were cancelled and the applicable agreements governing such obligations were terminated: (a) that certain Credit Agreement, dated as of September 27, 2018, by and among GMI, as holdings, Garrett LX III S.à r.l., as Lux Borrower, Garrett Borrowing LLC, as U.S. Co-Borrower, Garrett Motion Sàrl (f/k/a Honeywell Technologies Sàrl), as Swiss Borrower, the Lenders and Issuing Banks party thereto and the Prepetition Credit Agreement Agent, as Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms; and (b) that certain Indenture, dated as of September 27, 2018, among GMI, as Parent, Garrett LX I S.à r.l., as Issuer, Garrett Borrowing LLC, as Co-Issuer, the guarantors named therein, Deutsche Trustee Company Limited, as Trustee, Deutsche Bank AG, as Security Agent and Paying Agent, and Deutsche Bank Luxembourg S.A., as Registrar and Transfer Agent, pursuant to which the Senior Subordinated Notes were issued, as may be amended, supplemented or otherwise modified from time to time. Holders of Allowed Prepetition Credit Agreement Claims (as defined in the Plan) received payment in cash in an amount equal to such Holder’s Allowed Prepetition Credit Agreement Claim. Holders of Allowed Senior Subordinated Noteholder Claims (as defined in the Plan) received payment in cash in an amount equal to such Holder’s Allowed Senior Subordinated Noteholder Claim.

DIP Facility

On the Effective Date, that certain Senior Secured Super-Priority Debtor-in-Possession Credit Agreement, dated as of October 9, 2020, by and among GMI, as borrower, each lender party thereto from time to time, and the DIP Agent, as amended, supplemented or otherwise modified from time to time was paid in full and terminated.

Honeywell Agreements

Pursuant to the Plan, on the Effective Date, the obligations of the Debtors under each of the following agreements were cancelled and the applicable agreements governing such obligations were terminated: (a) that certain Indemnification Guarantee Agreement, dated September 27, 2018, by and among Honeywell ASASCO 2 Inc., Garrett ASASCO Inc., and the other Guarantors party thereto, as may be amended, restated, supplemented or otherwise modified from time to time prior to the Effective Date (the “Honeywell Indemnification Guarantee Agreement”); (b) (i) that certain Indemnification and Reimbursement Agreement, dated September 12, 2018 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time), by and among Honeywell ASASCO Inc., Honeywell ASASCO 2 Inc. and Honeywell International Inc.; and (ii) that certain Contribution and Assignment Agreement, dated September 14, 2018 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time), by and between Honeywell ASASCO Inc. and Garrett ASASCO Inc., as each may be amended, restated, supplemented or otherwise modified from time to time prior to the Effective Date (collectively, the “Honeywell Indemnity Agreement”); (c) that certain Tax Matters Agreement, dated September 12, 2018, by and among Honeywell International Inc., GMI, Honeywell ASASCO Inc. and Honeywell ASASCO 2 Inc., as may be amended, supplemented or otherwise modified from time to time (the “Tax Matters Agreement” and, together with the Honeywell Indemnification Guarantee Agreement and the Honeywell Indemnity Agreement, the “Honeywell Agreements”). Holders of Allowed Honeywell Plan Claims received a payment of $375 million in Cash and the Series B Preferred Stock.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 under the heading “Exit Financing Credit Agreement” is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

Issuance of Common Stock

Upon the effectiveness of and pursuant to the Plan, all Existing Common Stock of the Company was cancelled and the Company issued 65,035,801 shares of Common Stock to holders of Existing Common Stock that did not exercise the Cash-Out Option. Each holder of Existing Common Stock that did not exercise the Cash-Out Option received a number of shares of new Common Stock equal to the number of shares of Existing Common Stock held by such holder in consideration for the cancellation of their shares of Existing Common Stock.

Issuance of Series A Preferred Stock

As previously reported, on March 9, 2021, the Company entered into the Plan Support Agreement in which the Company agreed to issue pursuant to the Plan a number of shares of Series A Preferred Stock at a price per share of $5.25 and an aggregate purchase price of $1,300.8 million, including in connection with (i) a direct investment by the Centerbridge Investors and the Oaktree Investors of $668.8 million and (ii) two rights offerings for an aggregate of $632 million of Series A Preferred Stock to holders of Existing Common Stock (the “Rights Offerings”), backstopped by certain of the Additional Investors (the “Backstop Parties”). On the Effective Date, the Company issued 247,771,428 shares of Series A Preferred Stock, consisting of 68,607,182 shares of Series A Preferred Stock issued to the Centerbridge Investors, 68,901,481 shares of Series A Preferred Stock issued to the Oaktree Investors, 84,510,389 shares of Series A Preferred Stock issued to the Backstop Parties and 21,556,046 shares of Series A Preferred Stock issued to other holders of Existing Common Stock who exercised subscription rights in the Rights Offerings.

Issuance of Series B Preferred Stock

Pursuant to the Plan and the Plan Support Agreement, on the Effective Date the Company issued 834,800,000 shares of Series B Preferred Stock to Honeywell International Inc. (“Honeywell”) in satisfaction of its claims arising from the Honeywell Agreements.

Information regarding the Common Stock, Series A Preferred Stock, and Series B Preferred Stock is set forth in Item 5.03 of this Current Report on Form 8-K and is incorporated herein by reference.

The shares of Common Stock, Series A Preferred Stock, and Series B Preferred Stock issued pursuant to the Plan were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by section 1145 of the Bankruptcy Code or, only to the extent such exemption under section 1145 of the Bankruptcy Code is not available, section 4(a)(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information in Item 1.01, 1.02, 3.02 and 5.03 is incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Directors

Pursuant to the Plan, on April 27, 2021, the following directors tendered their resignation from the Company’s board of directors, in each case, effective as of the Effective Date: Carlos Cardoso, Maura Clark, Courtney Enghauser, Susan Main, Carsten Reinhardt, Jerome Stoll and Scott Tozier.

Effective as of the Effective Date and pursuant to the Plan, the Company’s board of directors will consistent of nine directorships. Olivier Rabiller, the Company’s chief executive officer, will continue to serve as a director as of the Effective Date. Pursuant to the Plan, the following eight members will be appointed the Company’s board of directors (collectively with Mr. Rabiller, the “New Board”):

Darius Adamczyk

Mr. Adamczyk was designated by Honeywell pursuant to the Plan Support Agreement. Mr. Adamczyk is Chairman and Chief Executive Officer of Honeywell. Before being elected Chairman in 2018 and named President and CEO in 2017, Mr. Adamczyk served as President and Chief Operating Officer. Mr. Adamczyk joined Honeywell in 2008 when Metrologic, where he was Chief Executive Officer, was acquired. Mr. Adamczyk served as President of Honeywell’s Scanning and Mobility business for four years, before leading a turnaround over two years as President of Process Solutions. In 2014, Mr. Adamczyk was promoted to President and Chief Executive Officer of Honeywell Performance Materials and Technologies. Before joining Honeywell, Mr. Adamczyk held several leadership positions with Ingersoll Rand and Booz Allen Hamilton. Mr. Adamczyk began his career as an electrical engineer at General Electric in 1988. Mr. Adamczyk earned his MBA from Harvard University, a master’s degree in computer engineering from Syracuse University, and a bachelor’s degree in electrical and computer engineering from Michigan State University.

Daniel A. Ninivaggi

Mr. Ninivaggi was designated for the Company’s board of directors by the Oaktree Investors pursuant to the Plan Support Agreement, and is expected to be appointed chair of the New Board. Mr. Ninivaggi served as Chief Executive Officer of Icahn Automotive Group, LLC and Managing Director of Icahn Enterprises L.P. (IEP) – Automotive Segment from March 2017 through August 2019. Prior to that, Mr. Ninivaggi served as Co-Chairman and Co-CEO of Federal-Mogul Holdings Corp., an $8 billion automotive supplier. Mr. Ninivaggi was President and Chief Executive Officer of IEP between 2010 and 2014. Mr. Ninivaggi currently serves on the board of directors of Hertz Global Holdings Inc. and Metalsa S.A. (Advisory Board), and has further served as a director of numerous public and private companies, including Navistar International Corporation, Icahn Enterprises G.P. Inc., CVR GP, LLC, XO Holdings, Tropicana Entertainment Inc., Motorola Mobility Holdings Inc., and CIT Group, Inc. Prior to joining IEP, Mr. Ninivaggi spent six years at Lear Corporation, holding various executive positions. Mr. Ninivaggi began his career at Skadden, Arps, Slate, Meagher & Flom LLP before joining Winston & Strawn LLP, where he became partner. He holds a Bachelor of Arts degree from Columbia University, an MBA from the University of Chicago Graduate School of Business, and a Juris Doctor degree (with distinction) from Stanford Law School.

D’aun Norman

Ms. Norman was designated for the Company’s board of directors by the Oaktree Investors pursuant to the Plan Support Agreement. Ma. Norman retired from Ernst & Young as an audit partner in 2019, after over 30 years of assurance and advisory experience, including 16 years as a partner specializing in audits of publicly-traded global automotive suppliers and other industrial companies. Ms. Norman’s key audit experiences include her work on Visteon Corporation from 2013 to 2019 following the Ford spinoff and bankruptcy emergence; Federal-Mogul from 2006 to 2014 during its bankruptcy and upon emergence; Cooper Tire from 2008 to 2014 during merger negotiations; and Owens-Illinois from 1988 to 2016 during the leveraged buyout and exit, including transition from public to private status and the subsequent IPO. In addition, Ms. Norman served as Assurance People Leader for EY Michigan and Northwest Ohio area practice and as EY Central Region ASC 606 Revenue Recognition Adoption Leader. She is currently Chair of the Bowling Green State University Alumni Leadership Council where she has served multiple other roles. Ms. Norman has a Bachelor of Science in Business Administration, Accounting from Bowling Green State University and attended the EY Executive Education program at Kellogg School of Management, Northwestern University. She is a Certified Public Accountant.

John Petry

Mr. Petry was designated for the Company’s board of directors by the Additional Investors pursuant to the Plan Support Agreement. Mr. Petry founded Sessa Capital IM, L.P. (“Sessa Capital”) in 2012 and currently serves as its Managing Principal. Sessa Capital makes, on behalf of its funds and accounts, concentrated investments in value-oriented equity and debt securities, based on in-depth fundamental research. From 2010-2012, Mr. Petry served as a Principal at Columbus Hill Capital Partners, an investment fund focused on distressed investments. From 1997-2010, Mr. Petry held positions at Gotham Capital, most recently as partner, where he researched companies, invested in securities throughout the capital structure and structured investments in new fund vehicles and asset management business start-ups. Mr. Petry has over 25 years in the finance industry and public market investing, has led activist campaigns, invested in private equity businesses, and has experience with restructurings. Mr. Petry currently chairs two non-profit boards, Education Reform Now, which focuses on federal, state and local education policy and Only One, which is dedicated to ocean conservation. Mr. Petry received a B.S. in Economics from the University of Pennsylvania, Wharton School.

Robert Shanks

Mr. Shanks was designated for the Company’s board of directors by the Centerbridge Investors pursuant to the Plan Support Agreement. Mr. Shanks served as executive vice president and CFO at Ford Motor Company from April 2012 through December 2019, when he retired. Prior to that, Mr. Shanks was vice president and controller at Ford. He was appointed a corporate officer of Ford in July 2004, when he was elected to the position of vice president, Operations Support, Finance and Strategy, Ford of Europe and Premier Automotive Group (PAG). Prior to that, Mr. Shanks was CFO for PAG, as well as for Mazda Motor Corporation. In addition to other finance function in Taiwan’s Ford Lio Ho Motor Company and business development activities in Ford’s Asia-Pacific operations. Mr. Shanks has a bachelor’s degree in Foreign Service from Georgetown University and a master’s degree in International Management from the American Graduate School of International Management.

Steven Silver

Mr. Silver was designated for the Company’s board of directors by the Centerbridge Investors pursuant to the Plan Support Agreement. Mr. Silver joined Centerbridge in 2006 and co-heads the firm’s global private equity investing activities. He serves as a member of the firm’s Management Committee and focuses on investments in the Industrials and Consumer sectors. Mr. Silver also currently serves on the Boards of Directors of American Bath Group, FreshDirect, KIK Custom Products, Inc. (and affiliated entities), Remedi SeniorCare Holding Corporation, TriMark USA, LLC and True Food Kitchen Investco LLC (and affiliated entities). Prior to joining Centerbridge, Mr. Silver was a Managing Director and Partner at Vestar Capital Partners, a private equity investment firm. Mr. Silver began his career as a Member of the Mergers & Acquisitions department of Wasserstein Perella & Co. in New York and London. He holds a B.A. degree from Yale College and an M.B.A. from Harvard Business School with high distinction and as a George F. Baker Scholar.

Julia Steyn

Ms. Steyn was designated for the Company’s board of directors by the Centerbridge Investors pursuant to the Plan Support Agreement. Ms. Steyn is Chief Commercial Officer at the investment firm VectoIQ. Ms. Steyn previously served as CEO of Bolt Mobility, where she currently serves as Non-Executive Chairwoman. Ms. Steyn is currently a Non-Executive Board Member of First Group PLC in London, UK, a multi-national transport group that operates transport services in the United Kingdom, Ireland, Canada and the United States. In addition, Ms. Steyn is a Senior Advisor to McKinsey focusing on the mobility space and corporate innovation, and serves as an advisor to several venture capital organizations. Ms. Steyn worked for almost a decade at General Motors where she was the founder and CEO of Maven, the shared mobility marketplace owned by General Motors. Ms. Steyn joined General Motors in 2012 as vice president, Corporate Development and Global Mergers & Acquisitions. Before joining General Motors, Ms. Steyn was vice president and co-managing director for Alcoa’s Corporate Development group, and she also has worked at Goldman Sachs in key positions in London, Moscow and New York. Earlier in her career, she was a business analyst at A.T. Kearney. Ms. Steyn has a bachelor’s degree from Oberlin College and an MBA with a concentration in Finance and Accounting from the University of Chicago.

Steven Tesoriere

Mr. Tesoriere was designated for the Company’s board of directors by the Oaktree Investors pursuant to the Plan Support Agreement. Mr. Tesoriere joined Oaktree in 2016. Prior to Oaktree, Mr. Tesoriere was Managing Principal and Portfolio Manager of Altai Capital Management, an investment manager he co-founded in 2009, which focused on investing in distressed debt and event-driven equities. Prior thereto, Mr. Tesoriere was with Anchorage Capital Group for six years, where he was a founding analyst. He began his career with Blackstone in the Restructuring and Reorganization Group before working at Goldman Sachs in distressed debt research. Mr. Tesoriere received a B.S. degree in Commerce with a concentration in finance from the University of Virginia’s McIntire School of Commerce.

Except for Mr. Petry, the terms of the above listed directors who are newly joining the Company’s board of directors will begin as of the Effective Date. Mr. Petry’s term will begin as of May 7, 2021.

Arrangements with Respect to the Appointment of the New Board

Pursuant to the Plan and the Confirmation Order, the Company’s board of directors consists of, as of the Effective Date:

•	the Company’s chief executive officer;

•	three directors selected by Centerbridge;

•	three directors selected by Oaktree;

•	one director selected by the Additional Investors; and

•	one director selected by Honeywell.

The foregoing description of the provisions of the Plan and Confirmation Order regarding the composition of the New Board is a summary only and is qualified in its entirety by reference to the Confirmation Order (and the Plan, as attached thereto), which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 27, 2021 and which is incorporated herein by reference.

On the Effective Date and pursuant to the Plan, the Company:

•

entered into a Series A Investor Rights Agreement with Centerbridge, Oaktree and certain of the Additional Investors, which governs, among other things, the director designation rights of Centerbridge, Oaktree and certain of the Additional Investors, including when such rights terminate or are subject to step down; and

•

adopted a Series B Certificate of Designations to govern the rights of Honeywell as the holder of Series B Preferred Stock issued by the Company to Honeywell pursuant to the Plan, including the right of Honeywell, as the holder of such Series B Preferred Stock, to elect or appoint a director to the Company’s board of directors, including when such right terminates.

There are no other arrangements or understandings between any of the directors serving on the New Board and any other persons pursuant to which such director was selected as a director and there are no transactions in which any of the directors serving on the New Board has an interest in which requires disclosure under Item 404(a) of Regulation S-K.

New Board Committee Assignments

The standing committees of the Company’s board of directors are comprised of non-employee directors and consist of an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Following the Effective Date, the Company expects the members of the New Board to serve on the standing committees as follows:

•	Robert Shanks, D’aun Norman and Julia Steyn are expected to serve on the Audit Committee, with Robert Shanks acting as chairperson of the Audit Committee;

•	Julia Steyn, Robert Shanks and Steven Silver are expected to serve of the Compensation Committee, with Julia Steyn acting as chairperson of the Compensation Committee; and

•

Steven Tesoriere, D’aun Norman and Daniel Ninivaggi are expected to serve on the Nominating and Governance Committee, with Steven Tesoriere acting as chairperson of the Nominating and Governance Committee.

Management Side Letters

Pursuant to the Plan, employees who hold awards under the Company’s 2018 Stock Incentive Plan, including the Company’s named executive officers except Sean Deason (the “NEOs”), will receive a cash payment in respect of, and in full satisfaction of, certain of their outstanding equity-based and cash-based awards. Per the terms of the Plan, the Company entered into management side letters (the “Side Letters”) with such holders, including each of the NEOs, prior to the Effective Date that provide that the recipient will repay the after-tax value of such cash payment if the recipient’s employment is terminated by the Company for “cause” or by the recipient without “good reason” prior to the first anniversary of the Effective Date. The amount of the cash payments in respect of outstanding awards for each of the NEOs are: Olivier Rabiller, $2,848,700; Peter Bracke, $414,995; Craig Balis, $642,369; Jérôme Maironi, $681,131; and Thierry Mabru, $634,375.

The foregoing description of the Side Letters does not purport to be comprehensive and is qualified in its entirety by reference to the full text of the form of Side Letter, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, pursuant to the terms of the Plan and the Confirmation Order, the Company filed (i) its Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), (ii) the Certificate of Designations for the Series A Preferred Stock (the “Series A Certificate of Designations”) and the Certificate of Designations for the Series B Preferred Stock (the “Series B Certificate of Designations”) with the Secretary of State of the State of Delaware and adopted its Second Amended and Restated Bylaws (the “Bylaws”).

Pursuant to the Certificate of Incorporation, the Company’s authorized capital stock consists of 2,200,000,000 shares of capital stock, consisting of (i) 1,000,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) and (ii) 1,200,000,000 shares of preferred stock. As of April 30, 2021, the Company had 65,035,801 issued and outstanding shares of Common Stock, 247,771,428 issued and outstanding shares of convertible Series A preferred stock, par value $0.001 per share (the “Series A Preferred Stock”) and 834,800,000 issued and outstanding shares of Series B preferred stock, par value $0.001 per share (the “Series B Preferred Stock” and, with the Series A Preferred Stock, the “Preferred Stock”). A further 247,771,428 shares of Common Stock are currently reserved for the issuance upon the conversion of the Series A Preferred Stock (such number of shares reserved for issuance being subject to increase in accordance with the terms of the Series A Certificate of Designations) and approximately 31 million shares of Common Stock are reserved for issuance in connection with options or other equity awards that may be granted pursuant to a management equity compensation plan to expected to be adopted by the Company following the Effective Date.

Common Stock

Holders of shares of the Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors (the “Board”) at its discretion out of funds legally available for that purpose, subject to the preferential rights of any preferred stock that may be outstanding. The timing, declaration, amount and payment of future dividends will depend on the Company’s financial condition, earnings, capital requirements and debt service obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that the Board deems relevant. Under the terms of our Series A Preferred Stock and Series B Preferred Stock, a dividend on our Common Stock (other than a dividend payable solely in Common Stock) may not be declared if (i) all cumulative accrued and unpaid preference dividends on all outstanding shares of Series A Preferred Stock has not been paid in full and the full dividend thereon due has not been paid or declared and set aside for payment, (ii) all prior redemption requirements with respect to Series A Preferred Stock have not been complied with, or (iii) the Company has not satisfied or cannot satisfy in full redemption payments owed to holders of Series B Preferred Stock.

Additionally, the Credit Agreement includes restrictions on the Company’s ability to make dividends or distributions on, or redeem or otherwise acquire, its outstanding equity interests, including its Common Stock, Series A Preferred Stock and Series B Preferred Stock, in each case subject to certain exceptions and carve-outs.

The holders of the Common Stock are entitled to one vote for each share held of record on all matters on which stockholders generally are entitled to vote. Except as otherwise required by law, holders of Common Stock are not entitled to vote on any amendment to the Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon.

Subject to the rights of any outstanding series of preferred stock, directors will be elected by a majority of the votes cast, provided that, in contested elections, directors will be elected by a plurality of the validly cast votes represented in person or by proxy with respect to the election. There are no cumulative voting rights for the election of directors.

Subject to the preferential liquidation rights of any preferred stock that may be outstanding, including the Series A Preferred Stock and the Series B Preferred Stock, upon the Company’s liquidation, dissolution or winding-up, the holders of the Common Stock are entitled to share ratably in the Company’s assets legally available for distribution to stockholders.

Under the terms of the Certificate of Incorporation and the Bylaws, the Company is prohibited from issuing any non-voting equity securities, provided that such restriction (i) only applies to the extent required under Section 1123(a)(6) of the Bankruptcy Code, (ii) only for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Company and (iii) may be amended or eliminated in accordance with applicable law as from time to time may be in effect. Such a restriction in no way restricts or prevents the issuance of any shares of Series B Preferred Stock, regardless of any voting rights granted thereto.

Series A Preferred Stock

Holders of the Series A Preferred Stock will be entitled to receive, when, as and if declared by a committee of disinterested directors of the Board (which will initially consist of Daniel Ninivaggi, Julia Steyn, Robert Shanks, and D’aun Norman) out of funds legally available for such dividend, cumulative cash dividends at an annual rate of 11% on the stated amount per share plus the amount of any accrued and unpaid dividends on such share, accumulating on a daily basis and payable quarterly on January 1, April 1, July 1 and October 1, respectively, in each year. Such a dividend will not be declared at any time when Consolidated EBITDA (as defined in the Series A Certificate of Designations) of the Company and its subsidiaries for the most recent four fiscal quarters for which financial statements of the Company are available is less than $425,000,000. Dividends on the Series A Preferred Stock will accumulate whether or not declared. Under the terms of our Series B Preferred Stock, a dividend on the Series A Preferred Stock may not be declared so long as the Company has not satisfied or cannot satisfy in full any deferred redemption payments or redemption payments owed on the next scheduled redemption date to holders of Series B Preferred Stock.

Holders of the Series A Preferred Stock will also be entitled to such dividends paid to holders of Common Stock to the same extent as if such holders of Series A Preferred Stock had converted their shares of Series A Preferred Stock into Common Stock (without regard to any limitations on conversions) and had held such shares of Common Stock on the record date for such dividends and distributions. Such payments will be made concurrently with the dividend or distribution to the holders of the Common Stock.

So long as any shares of Series A Preferred Stock remain outstanding, no dividend shall be paid or declared, and no distribution shall be made, on any class of Common Stock or any future class of Preferred Stock established thereafter by the Board (other than any series of capital stock that ranks pari passu to the Series A Preferred Stock, such stock “Dividend Junior Stock”), other than a dividend payable solely in Dividend Junior Stock, unless (i) all cumulative accrued and unpaid preference dividends on all outstanding shares of Series A Preferred Stock have been paid in full and the full dividend thereon due has been paid or declared and set aside for payment and (ii) all prior redemption requirements with respect to Series A Preferred Stock have been complied with.

Under the terms of the Credit Agreement, during the fiscal years ending December 31, 2021, and December 31, 2022, the Company may not make payments or redemptions in cash solely with respect to the Series A Preferred Stock unless a ratable payment (on an as-converted basis) is made to holders of the Common Stock and such payments would otherwise be permitted under the terms of the Credit Agreement. The Company’s ability to make ratable payments to holders of the Series A Preferred Stock and Common Stock is restricted by the terms of the Series A Certificate of Designations.

Holders of the Series A Preferred Stock will be entitled to vote together as a single class with the holders of Common Stock, with each such holder entitled to cast the number of votes equal to the number of votes such holder would have been entitled to cast if such holder were the holder of a number of shares of Common Stock equal to the whole number of shares of Common Stock that would be issuable upon conversion of such holder’s shares of Series A Preferred Stock in addition to a number of shares of Common Stock equal to the amount of cumulative unpaid preference dividends (whether or not authorized or declared) divided by the lesser of (i) the fair market value per share of such additional shares and (ii) the fair market value per share of the Common Stock.

So long as any shares of Series A Preferred Stock are outstanding, a vote or the consent of the holders representing a majority of the Series A Preferred Stock will be required for (i) effecting or validating any amendment, modification or alteration to the Certificate of Incorporation that would authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of capital stock that would rank senior or pari passu to the Series A Preferred Stock with respect to dividend payments or upon the occurrence of a liquidation, (ii) any increase in the authorized number of shares of Series A Preferred Stock or of any series of capital stock that ranks pari passu with Series A Preferred Stock, (iii) effecting or validating any amendment, alteration or repeal of any provision of the Certificate of Incorporation or Bylaws that would have an adverse effect on the rights, preferences, privileges or voting power of Series A Preferred Stock or the holders thereof in any material respect, or (iv) any action or inaction that would reduce the stated amount of any share of Series A Preferred Stock to below $5.25 per share.

Upon liquidation, Series A Preferred Stock will rank senior to the Common Stock and to the Series B Preferred Stock, and will have the right to be paid, out of the assets of the Company legally available for distribution to its stockholders, an amount equal to the Aggregate Liquidation Entitlement (as defined in the Series A Certificate of Designations) for all outstanding shares of Series A Preferred Stock.

All shares of Series A Preferred Stock will automatically convert to shares of Common Stock, at a conversion price of $5.25 per share of Common Stock (subject to adjustment as described in the Series A Certificate of Designations, the “Conversion Price”) upon either (i) the election of holders representing a majority of the then-outstanding Series A Preferred Stock or (ii) the occurrence of a Trading Day (as defined in the Series A Certificate of Designations) at any time on or after the date which is two years after the Effective Date on which (A) the aggregate stated amount of all outstanding shares of Series B Preferred Stock is an amount less than or equal to $125,000,000, (B) the Common Stock is traded on a Principal Exchange, a Fallback Exchange or an Over-the-Counter Market (each as defined in the Series A Certificate of Designations) and, in each case, the Automatic Conversion Fair Market Value (as defined in the Series A Certificate of Designations) of the Common Stock exceeds 150% of the Conversion Price, and (C) the Consolidated EBITDA (as defined in the Series A Certificate of Designations) of the Company and its subsidiaries for the last twelve months ended as of the last day of each of the two most recent fiscal quarters is greater than or equal to $600,000,000.

Shares of Series A Preferred Stock are also convertible into Common Stock at any time at the option of the holder, effective on January 1, April 1, July 1 and October 1 in each year, or on the third business day prior to the date of redemption of the outstanding shares of the Series A Preferred Stock as described in the following paragraph.

The Company may, at its election, redeem all but not less than all of the outstanding shares of Series A Preferred Stock (i) at any time following the date which is six years after the Effective Date or (ii) in connection with the consummation of a Change of Control (as defined in the Series A Certificate of Designations), in either case for a cash purchase price equal to $5.25 per share plus cumulative unpaid preference dividends (whether or not authorized or declared) as of the redemption date.

Series B Preferred Stock

The Series B Preferred Stock will not be entitled to any dividends or other distributions or payments other than the scheduled redemption payments and payments upon liquidation as provided in the Series B Certificate of Designations.

On April 30 of each year, beginning on April 30, 2022 and ending on April 30, 2030, on which any shares of Series B Preferred Stock are outstanding (each a “Scheduled Redemption Date”), the Company will redeem, pro rata from each holder, an aggregate number of shares of Series B Preferred Stock equal to a scheduled redemption amount with respect to such Scheduled Redemption Date as set forth in the Series B Certificate of Designations divided by $1.00 per share (the “Scheduled Redemption Amounts”), provided that the Company will not be obligated to redeem the shares of Series B Preferred Stock on a Scheduled Redemption Date if, as of such date, (i) the consolidated EBITDA of the Company and its subsidiaries measured as of the end of the most recently completed fiscal year is less than $425,000,000 or (ii) the Company does not have sufficient funds legally available to pay the redemption amount due on such Scheduled Redemption Date. Shares of Series B Preferred Stock whose redemption on a Scheduled Redemption Date is deferred, and which are not thereafter redeemed in accordance with the applicable Initial Deferral Payment Schedule (as defined in the Series B Certificate of Designations) will accrue interest from and after the time that the Company fails to make redemption payments in accordance with the applicable Initial Deferral Payment Schedule. Any shares of Series B Preferred Stock that have not been redeemed on a Scheduled Redemption Date outstanding as of April 30, 2030, will be redeemed on April 30, 2030.

Except as required by law, the holders of Series B Preferred Stock will have no voting rights, provided that a vote or the consent of the holders representing a majority of the Series B Preferred Stock will be required to effect or validate (i) any amendment, modification or alteration to the Certificate of Incorporation that would authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of capital stock that would rank senior to the Series B Preferred Stock, (ii) any amendment, modification or alteration to the Certificate of Incorporation that would authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock that would rank pari passu to the Series B Preferred Stock on the occurrence of a liquidation, (iii) entry by the Company or any of its subsidiaries into any agreement containing or imposing, directly or indirectly, any restrictions (including, but not limited to, any covenant or agreement) on the Company’s ability to make required payments on or redeem the shares of Series B Preferred Stock, (iv) any amendment, modification, alteration or repeal of any provision of the Certificate of Incorporation or any other certificate of designations of the Company that would have an adverse effect, in any material respect, on the rights, preferences, privileges or voting power of the shares of Series B Preferred Stock or any holder thereof or any amendment, modification, alteration or repeal of the Series B Certificate of Designations, (iv) any increase in the number of members of the Board at a time when the sum of (x) the aggregate value of deferred Scheduled Redemption Amounts relating to past Scheduled Redemption Dates (plus any unpaid interest accruing thereon) plus (y) the aggregate present value of future Scheduled Redemption Amounts, calculated using a discount rate of 7.25% (such sum, the “Aggregate Series B Liquidation Preference”) is greater than $125,000,000 or (vi) any action or inaction that would reduce the stated amount of any share of Series B Preferred Stock to below $1.00 per share.

Upon liquidation, Series B Preferred Stock will rank (A) senior to the Common Stock and (B) junior to the Series A Preferred Stock, and will have a right to be paid the Aggregate Series B Liquidation Preference.

The Company will be automatically obligated to redeem all shares of Series B Preferred Stock upon (i) a change of control, (ii) an assertion from the Company or the Board that any portion of the Series B Preferred Stock or any of the Company’s obligations under the Series B Certificate of Designations are invalid or unenforceable, (iii) if indebtedness outstanding under the Credit Agreement is accelerated (and such acceleration is not rescinded), or (iv) the Company or any of its material subsidiaries enters bankruptcy or similar proceedings affecting creditors’ or equity holders’ rights.

Each holder of Series B Preferred Stock will have the right to require the Company to redeem all, but not less than all, of such holder’s shares of Series B Preferred Stock if the Consolidated EBITDA (as defined in the Series B Certificate of Designations) of the Company and its subsidiaries exceeds $600,000,000 for two consecutive fiscal quarters.

Under the terms of the Series B Certificate of Designations, the Majority in Interest (as defined in the Series B Certificate of Designations) has the exclusive right, voting separately as a class, to elect or appoint one director to the Board (such director the “Series B Director”).

The Majority in Interest has a continuing right, voting separately as a class, to elect or appoint the Series B Director, and an exclusive right to remove Series B director at any time for any reason or no reason (with or without cause), subject to the rights of other holders to remove any Series B Director for cause to the extent provided by the DGCL, until the first date on which the Aggregate Series B Liquidation Preference is not greater than $125,00,000 (the “Series B Threshold Date”). From and after the Series B Threshold Date, the Majority in Interest will have no right to elect or appoint any directors to the Board. If the Majority in Interest is no longer entitled to elect or appoint a Series B Director, then the then-serving Series B Director will automatically be deemed to have resigned from the Board.

So long as any shares of Series B Preferred Stock are outstanding, the Company may not take certain actions without the written consent of the Majority in Interest (as defined in the Series B Certificate of Designations), including, among other things, increase the size of the Board of Directors so long as the Aggregate Series B Liquidation Preference is greater than $125,000,000.

Anti-Takeover Protections

Certain provisions in the Certificate of Incorporation and the Bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board and to discourage certain types of transactions that may involve an actual or threatened change of control.

Removal

Subject to the rights of holders of any one or more series of Preferred Stock, the Certificate of Incorporation provides that (i) any director may be removed with or without cause and (ii) the removal of any director, with or without cause, will require the affirmative vote of the holders of at least a majority of the combined voting power of the then-outstanding shares of all classes and series of capital stock generally entitled to vote in the election of directors of the Company.

Blank Check Preferred Stock

The Certificate of Incorporation authorizes the Board to designate and issue, without any further vote or action by the stockholders (subject to the rights of the holders of the Series A Preferred Stock and the Series B Preferred Stock, as set out above), out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to such series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional and other rights, if any, and any qualifications, limitations or restrictions, of the shares of such series. The ability to issue such preferred stock could discourage potential acquisition proposals and could delay or prevent a change in control.

Stockholder Action by Written Consent

Prior to the first date on which either the Centerbridge Investors (as defined below) or the Oaktree Investors (as defined below) cease to have the right to designate two individuals for election to the Board (such date, the “Transition Date”), any action required or permitted to be taken at any annual or special meeting of the Company’s stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Company having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted so long as the Board has unanimously recommended that the Company’s stockholders take such action. On and after the Transition Date, and subject to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the holders of any class or series of stock of the Company may be taken only upon the vote of stockholders at annual or special meetings duly called and may not be taken by written consent of the stockholders.

Special Stockholder Meetings

The Certificate of Incorporation and the Bylaws provide that a special meeting of stockholders may only be called by the affirmative vote of a majority of the Board, the Chairman of the Board, the Chief Executive Officer (or, in the absence of a Chief Executive Officer, the President) of the Company, or by the holders of a majority of the then-outstanding shares of Series A Preferred Stock, for so long as Oaktree and Centerbridge beneficially own, in the aggregate, a majority of the then outstanding shares of Series A Preferred Stock. Each special meeting shall be held at such date, time and place either within or without the State of Delaware, or by means of remote communication, as may be determined by the Board of Directors and as specified in the notice of meeting. Except as described herein, stockholders may not call or request special meetings of stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals

The Bylaws establish advance notice procedures for stockholder proposals to be brought before an annual meeting of the Company’s stockholders and proposed nominations of persons for election to the Board to be brought before an annual or special meeting of the stockholders. Although the Bylaws do not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

No Cumulative Voting

The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless the company’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

Amendments to Certificate of Incorporation and Bylaws

The DGCL provides that the affirmative vote of holders of a majority of a company’s voting stock then outstanding is required to amend the company’s certificate of incorporation unless the company’s certificate of incorporation provides a higher threshold, and our Certificate of Incorporation does not provide for a higher threshold. Our Certificate of Incorporation provides that our By-Laws may be amended by our Board or by the affirmative vote of holders of at least a majority of our voting power.

Section 203 of the DGCL

We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder.

The acquisition of shares of Series A Preferred Stock pursuant to the Plan by the Centerbridge Investors and the Oaktree Investors was approved by the Board for the purposes of Section 203 of the DGCL.

Limitation on Liability of Directors and Indemnification of Directors and Officers

Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, and the Certificate of Incorporation includes such an exculpation provision. The Bylaws and Certificate of Incorporation include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director, officer or agent of the Company, or for serving at the Company’s request as a director, officer or agent at another corporation or enterprise, as the case may be. The Bylaws and Certificate of Incorporation also provide that the Company must indemnify and advance reasonable expenses to the Company’s directors, officers and employees, subject to receipt of an undertaking from the indemnified party as may be required under the DGCL. The Bylaws expressly authorize the Company to carry directors’ and officers’ insurance to protect the Company, its directors, officers and employees for some liabilities.

Exclusive Forum

The Certificate of Incorporation provides, in all cases to the fullest extent permitted by law, that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery located within the State of Delaware is the sole and exclusive forum for any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a fiduciary duty owed by any of the Company’s directors, officers or other employees or stockholders to the Company or its stockholders, any action asserting a claim arising pursuant to the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery located in the State of Delaware, any action asserting a claim governed by the internal affairs doctrine or any other action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. However, if the Court of Chancery within the State of Delaware does not have jurisdiction, the action may be brought in any other state or federal court located within the State of Delaware.

In addition, the Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act, shall be the federal district courts of the United States.

Nothing in the Certificate of Incorporation precludes stockholders that assert claims under the Exchange Act, from bringing such claims in federal court to the extent that the Exchange Act confers exclusive federal jurisdiction over such claims, subject to applicable law.

Although the Certificate of Incorporation contains the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable. For example, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.

The foregoing description of the Certificate of Incorporation, Series A Certificate of Designations, Series B Certificate of Designations and Bylaws does not purport to be comprehensive and is qualified in its entirety by reference to the full text of the Certificate of Incorporation, Series A Certificate of Designations, Series B Certificate of Designations, and Bylaws which are filed as Exhibits 3.1, 3.2, 3.3, and 3.4 respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01	Other Events.

On April 30, 2021, the Company issued a press release announcing the conditions to effectiveness of the Plan were satisfied or waived and the Company emerged from Chapter 11. A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The following risk factors supplement the “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. The following risk factor disclosure should be read in conjunction with the risk factors described in the Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Unless the context otherwise requires, references in the following risk factors to “we,” “our,” and “us” refer to the Company and its subsidiaries. Capitalized terms used but not otherwise defined in the following risk factors have the meanings given in this Current Report on Form 8-K.

Risks Related to Our Emergence from Bankruptcy

We recently emerged from bankruptcy, which could adversely affect our business and relationships.

It is possible that our having filed for bankruptcy and our recent emergence from the Chapter 11 Cases could adversely affect our business and relationships with vendors, suppliers, service providers, customers, employees and other third parties. Due to uncertainties, many risks exist, including the following:

•	key suppliers could terminate their relationship or require financial assurances or enhanced performance;

•	the ability to renew existing contracts and compete for new business may be adversely affected;

•	the ability to attract, motivate and/or retain key executives and employees may be adversely affected;

•	employees may be distracted from performance of their duties or more easily attracted to other employment opportunities; and

•	competitors may take business away from us, and our ability to attract and retain customers may be negatively impacted.

The occurrence of one or more of these events could have a material and adverse effect on our results of operations, financial condition, business and reputation. We cannot assure you that having been subject to bankruptcy protection and the Chapter 11 Cases will not adversely affect our future results of operations, financial condition and business.

Our actual financial results after emergence from bankruptcy protection may not be comparable to our historical financial information.

We emerged from bankruptcy protection under Chapter 11 of the Bankruptcy Code on April 30, 2021. As a result of the implementation of the Plan and the transactions contemplated thereby, our future results of operations, financial condition and business may not be comparable to the results of operations, financial condition and business reflected in our historical financial statements. The lack of comparable historical financial information may discourage investors from purchasing our Securities.

Our actual financial results may vary significantly from the projections that were filed with the Bankruptcy Court.

In connection with our disclosure statement relating to the Plan (the “Disclosure Statement”), and the hearing to consider confirmation of the Plan, we prepared projected financial information to demonstrate to the Bankruptcy Court the feasibility of the Plan and our ability to continue operations upon our emergence from the Chapter 11 Cases. This projected financial information was prepared by, and is the responsibility of, our management. Our auditors, Deloitte SA, neither examined, compiled nor performed any procedures with respect to the projected financial information and, accordingly, Deloitte SA has expressed no opinion or any other form of assurance with respect thereto. Those projections were prepared solely for the purpose of the Chapter 11 Cases and have not been, and will not be, updated on an ongoing basis. Those projections should not be relied upon in connection with the purchase or sale of the Common Stock or the Series A Preferred Stock (the “Securities”). At the time they were prepared, the projections reflected numerous assumptions concerning our anticipated future performance and with respect to prevailing and anticipated market and economic conditions that were and remain beyond our control and that may not materialize. Projections are inherently subject to substantial and numerous uncertainties and to a wide variety of significant business, economic and competitive risks and the assumptions underlying the projections and/or valuation estimates may prove to be wrong in material respects. Actual results may vary significantly from those contemplated by the projections that were prepared in connection with the Disclosure Statement and the hearing to consider confirmation of the Plan.

Upon our emergence from bankruptcy, the composition of our Board of Directors changed significantly.

Pursuant to the Plan, the composition of our Board changed significantly upon our emergence from bankruptcy. Our Board is now made up of nine directors, comprising three directors designated by the Oaktree Investors, three directors designated by the Centerbridge Investors, one director elected by Honeywell, one director designated by the Additional Investors and one director that is a member of our executive management team. Furthermore, pursuant to the terms of the Series A Investor Rights Agreement, each of the Centerbridge Investors and the Oaktree Investors have the right to designate three directors for election to the Board at each meeting of stockholders of the Company, provided that the number of directors that each of the Centerbridge Investors and the Oaktree Investors are entitled to designate will be subject to proportionate reduction in the event that the Centerbridge Investors or the Oaktree Investors, as applicable, cease to own at least 60%, 40% or 20% of their initial aggregate holdings of Common Stock (on an as-converted basis) as of the Effective Date. Furthermore, the Additional Investors are entitled to designate one director for election to the Board at each meeting of stockholders of the Company, provided that the Additional Investors continue to own at least 60% of their initial aggregate holdings of Series A Preferred Stock as of the Effective Date. Pursuant to the terms of the Certificate of Designations for the Series B Preferred Stock, Honeywell has the right to elect one director to the Board at each meeting of stockholders of the Company, provided that at least $125 million shares of Series B Preferred Stock remain outstanding.

The new directors have different backgrounds, experiences and perspectives from those individuals who previously served on the Board and, thus, may have different views on the issues that will determine the future of the Company. There is no guarantee that the new Board, or any future Boards, will pursue, or will pursue in the same manner, our strategic plans in the same manner as our prior Board. As a result, the future strategy and plans of the Company may differ materially from those of the past.

The ability to attract and retain key personnel is critical to the success of our business and may be affected by our emergence from bankruptcy.

The success of our business depends on key personnel. The ability to attract and retain these key personnel may be difficult in light of our emergence from bankruptcy, the uncertainties currently facing the business and changes we may make to the organizational structure to adjust to changing circumstances. We may need to enter into retention or other arrangements that could be costly to maintain. If executives, managers or other key personnel resign, retire or are terminated or their service is otherwise interrupted, we may not be able to replace them in a timely manner and we could experience significant declines in productivity.

Risks Related to Our Capital Structure

We have substantial debt following our emergence from the Chapter 11 Cases and may be unable to generate sufficient cash flows from operations to meet our debt service and other obligations.

We have substantial consolidated indebtedness. On April 30, 2021, we entered into a Senior Credit Facility consisting of (i) $715 million of USD-denominated term loans, (ii) €450 million of EUR-denominated term loans and (iii) a revolving credit facility of up to $300 million. Our ability to generate sufficient cash flows from operations to make payments for scheduled debt service and other obligations depends on a range of economic, competitive and business factors, many of which are outside of our control. Weakness in economic conditions and our performance beyond our expectations would exacerbate these risks. Our business may generate insufficient cash flows from operations to meet our debt service and other obligations, and currently anticipated cost savings, working capital reductions and operating improvements may not be realized on schedule, or at all. To the extent our cash flow from operations is insufficient to fund our debt service and other obligations, aside from our current liquidity, we would be dependent on outside capital to meet the funding of our debt service and other obligations and to fund capital expenditures. We were previously forced to take actions to restructure and refinance our indebtedness and other obligations and there can be no assurances that we will be able to meet our scheduled debt service and other obligations in the future.

If we are unable to meet our expenses and debt service and other obligations, we may need to refinance all or a portion of our indebtedness on or before maturity, sell assets or issue additional equity securities. We may be unable to refinance any of our indebtedness, sell assets or issue equity securities on commercially reasonable terms, or at all, which could cause us to default on our obligations and result in the acceleration of our debt obligations. Our inability to generate sufficient cash flows to satisfy our outstanding debt and other obligations, or to refinance our obligations on commercially reasonable terms, would have a material adverse effect on our results of operations, financial condition and business.

We have substantial payment obligations to Honeywell under the terms of the Series B Preferred Stock.

Under the terms of the Series B Preferred Stock issued to Honeywell pursuant to the Plan, we are obligated to pay an aggregate of $834.8 million to Honeywell, payable in annual cash installments beginning in 2022 and ending in 2030, subject to various conditions and put and call rights set forth in the Certificate of Designations for the Series B Preferred Stock. Our ability to generate sufficient cash flows from operations to make such scheduled payments to Honeywell will depend on a range of economic, competitive and business factors, many of which are outside of our control. Weakness in economic conditions and our performance beyond our expectations would exacerbate these risks. Our inability to generate sufficient cash flows to satisfy our obligations under the terms of the Series B Preferred Stock would have a material adverse effect on our results of operations, financial condition and business.

Our substantial indebtedness and other obligations could adversely affect our ability to raise additional capital to fund our operations and limit our ability to react to changes in the economy or our industry.

Our substantial consolidated indebtedness could have other important consequences, including but not limited to the following:

•	it may limit our flexibility in planning for, or reacting to, changes in our operations or business;

•	we are more highly leveraged than many of our competitors, which may place us at a competitive disadvantage;

•	it may make us more vulnerable to downturns in our business or the economy;

•	a substantial portion of our cash flows from operations will be dedicated to the repayment of our indebtedness and will not be available for other purposes;

•	it may restrict us from making strategic acquisitions, introducing new technologies, or exploiting business opportunities;

•	it may make it more difficult for us to satisfy our obligations with respect to our existing indebtedness and other obligations;

•	it may adversely affect terms under which suppliers provide material and services to us; and

•	it may limit our ability to borrow additional funds or dispose of assets.

There would be a material adverse effect on our results of operations, financial condition and business if we were unable to service our indebtedness or obtain additional financing, as needed.

Despite our substantial indebtedness, we may still be able to incur significant additional indebtedness. This could intensify the risks described above and below.

We may be able to incur substantial additional indebtedness in the future. Although the terms governing our indebtedness contain restrictions on our ability to incur additional indebtedness, these restrictions are subject to numerous qualifications and exceptions, and the indebtedness we may incur in compliance with these restrictions could be substantial. Increasing our indebtedness could intensify the risks described above and below.

Our Senior Credit Facility and the terms of the Series A Preferred Stock contains operating and financial restrictions that may restrict our business and financing activities.

The terms governing our outstanding debt and our Series A Preferred Stock contain, and any future indebtedness we incur would likely contain, numerous restrictive covenants that impose significant operating and financial restrictions on our ability to, among other things:

•	incur or guarantee additional debt;

•	pay dividends on our Series A Preferred Stock, Common Stock and make other distributions to our stockholders;

•	create or incur certain liens;

•	make certain loans, acquisitions or investments;

•	engage in sales of assets and subsidiary stock;

•	enter into sale/leaseback transactions;

•	enter into transactions with affiliates; and

•	transfer all or substantially all of our assets or enter into merger or consolidation transactions.

As a result of these covenants, we are limited in the manner in which we conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs.

A downgrade in our debt ratings could restrict our access to, and negatively impact the terms of, current or future financings or trade credit.

Standard & Poor’s Ratings Services and Moody’s Investors Service maintain credit ratings on us and certain of our debt. Any decision by these ratings agencies to downgrade the ratings of debt issued in connection with our emergence from bankruptcy or to put them on negative watch in the future could restrict our access to, and negatively impact the terms of, current or future financings and trade credit extended by our suppliers of raw materials or other vendors.

Honeywell has the right to require the repayment of the Series B Preferred Stock in full in certain circumstances.

Under the terms of the Series B Preferred Stock, if (i) our Adjusted EBITDA (as defined in the Certificate of Designations for the Series B Preferred Stock) on a consolidated basis for the prior twelve months reaches $600 million for two consecutive quarters, (ii) a change of control occurs, (iii) we or our Board asserts in writing that any portion of the Series B Preferred Stock is invalid or unenforceable, (iv) our indebtedness outstanding under the Senior Credit Facility is accelerated (and such acceleration is not rescinded), or (v) we or any of our material subsidiaries file for bankruptcy or similar creditor protection then, in each case, Honeywell has the right to cause us to repurchase, or in the case of clauses (ii), (iii), (iv), and (v) we will be required to repurchase, all of the remaining Series B Preferred Stock, at an amount equal to the present value of all remaining amortization payments dude under the outstanding Series B Preferred Stock, discounted at a rate of 7.25% per annum. Any such required repurchase could have a material adverse effect on our financial condition or available liquidity.

Our ability to carry out our business plan, to fund and conduct our business, service our debt and pay dividends (if any) depends on cash flows generated by our subsidiaries.

As a holding company, our principal source of revenue and cash flow is distributions from our subsidiaries. Therefore, our ability to carry out our business plan, to fund and conduct our business, service our debt and pay dividends (if any) in the future will depend on the ability of our subsidiaries to generate sufficient net income and cash flows to make upstream cash distributions to us. Our subsidiaries are separate legal entities, and although they may be wholly owned or controlled by us, they have no obligation to make any funds available to us, whether in the form of loans, dividends or otherwise. The ability of our subsidiaries to distribute cash to us may also be subject to, among other things, future restrictions that are contained in our subsidiaries’ agreements (as entered into from time to time), availability of sufficient funds in such subsidiaries and applicable laws and regulatory restrictions. Claims of creditors of our subsidiaries generally will have priority as to the assets of such subsidiaries over our claims and claims of our creditors and stockholders. To the extent the ability of our subsidiaries to distribute dividends or other payments to us could be limited in any way, this could materially limit our ability to fund and conduct our business, service our debt and pay dividends (if any).

If securities analysts do not publish research or reports about our business or if they downgrade or provide negative outlook on our stock or our sector, our stock price and trading volume could decline

The trading markets for our Voting Securities (as defined below) rely in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. Furthermore, if one or more of the analysts who do cover us downgrade or provide negative outlook on Securities or our industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our Voting Securities could decline. If one or more of these analysts cease coverage of our business or fail to publish reports on us regularly, we could lose visibility in the market, which in turn could cause the price or trading volume of our Securities to decline.

Ownership positions of certain of our stockholders may lead to conflicts of interest and could negatively impact the price of our securities.

As of April 30, 2021, the Centerbridge Investors beneficially owned shares of Common Stock and Series A Preferred Stock (together, the “Voting Securities”) representing 23.0% of the total voting power of the Company’s outstanding Voting Securities and the Oaktree Investors beneficially owned Voting Securities representing 23.2% of the total voting power of the Company’s outstanding Voting Securites, which in total represents 46.2% of the total voting power of the Company. As a result, these two stockholders in and of themselves have the ability to influence significantly all matters requiring approval by our stockholders. These two stockholders may have interests that differ from other stockholders, and they may each vote in a way with which other stockholders disagree and either or both may be adverse in the future to the interests of other stockholders. The concentration of ownership of our Voting Securities may have the effect of delaying, preventing or deterring a change of control of our Company, could deprive our stockholders of an opportunity to receive a premium for their securities as part of a sale of our Company, and consequently may affect the market price of our securities. This concentration of ownership of our Voting Securities may also have the effect of influencing the completion of a change in control that may not necessarily be in the best interests of all of our stockholders.

Our ability to raise capital in the future may be limited, which could make us unable to fund our capital requirements.

Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds through the issuance of new equity securities, debt or a combination of both. Additional financing may not be available on favorable terms or at all. If adequate funds are not available on acceptable terms, we may be unable to fund our capital requirements. If we issue new debt securities, the debt holders would have rights senior to holders of Common Stock or Series A Preferred Stock to make claims on our assets, and the terms of any additional debt could restrict our operations, including our ability to pay dividends on our Common Stock or Series A Preferred Stock. If we issue additional equity securities, existing holders of our Securities may experience dilution.

Our Certificate of Incorporation (as defined below) permits our Board of Directors to issue additional shares of preferred stock which could have rights and preferences senior to those of our Common Stock or (subject to the consent of holders of a majority of the outstanding shares of Series A Preferred Stock and holders of the Series B Preferred Stock) the Series A Preferred Stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our security holders bear the risk of our future securities offerings reducing the market price of our securities, diluting their interest or being subject to rights and preferences senior to their own.

We expect to make significant grants under our equity incentive program.

We have reserved for issuance a number of shares of Common Stock (or other securities convertible or exercisable into Common Stock) equal to up to 10% of the total number of shares of Common Stock outstanding immediately following the Effective Date (on an as-converted basis), for awards under a new management equity compensation plan, the terms of which are expected to be established by our board of directors in the future (the “MIP”). The issuance of Common Stock pursuant to the MIP following the Effective Date has been authorized by the Bankruptcy Court pursuant to the Confirmation Order.

We expect to make significant grants of Common Stock, options to purchase shares of Common Stock or other securities convertible into Common Stock, to our employees, officers or directors under the MIP. To the extent that shares of Common Stock are granted, or options to purchase Common Stock are granted, exercised and converted, existing holders of our equity securities may experience dilution. Any such issuances of Common Stock pursuant to the MIP will not require stockholder approval.

Anti-takeover provisions in our organizational documents could delay or prevent a change of control.

Certain provisions of our Second Amended and Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”) and our Second Amended and Restated Bylaws, as amended (our “Bylaws”), may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for our securities. These provisions provide for, among other things:

•	the ability of our Board to issue, and determine the rights, powers and preferences of, one or more series of preferred stock;

•	advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings; and

•	certain limitations on convening special stockholder meetings.

Further, as a Delaware corporation, we are also subject to provisions of Delaware law, which may impair a takeover attempt that our stockholders may find beneficial. Moreover, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibit a person who owns 15% or more of our outstanding voting securities from merging or combining with us for a three-year period beginning on the date of the transaction in which the person acquired in excess of 15% of our outstanding voting securities, unless the merger or combination is approved in a prescribed manner. These anti-takeover provisions and other provisions under Delaware law could discourage, delay or prevent a transaction involving a change in control of our Company, including actions that our stockholders may deem advantageous, or negatively affect the trading price of our Securities. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire. The acquisition of shares of Series A Preferred Stock pursuant to the Plan by the Centerbridge Investors and the Oaktree Investors was approved by our board of directors for purposes of Section 203 of the Delaware General Corporation Law.

Risks Related to Our Series A Preferred Stock and this Offering

There is no public market for the Series A Preferred Stock.

There is no established public trading market for the Series A Preferred Stock, and there can be no guarantee that any such market will develop in the future. In addition, we are not required to list the Series A Preferred Stock on any national securities exchange. To the extent that the Series A Preferred Stock is not listed on any national securities exchange, the lack of such listing may impair the ability of holders of the Series A Preferred Stock to sell their shares at the time they wish to sell them or at a price that they consider reasonable without first converting the Series A Preferred Stock into Common Stock or at all. The lack of listing on a national securities exchange may also reduce the fair market value of the shares of the Series A Preferred Stock. Furthermore, without a listing on a national securities exchange, because of the potentially limited market and low volume of trading in the Series A Preferred Stock, the price of the Series A Preferred Stock could be more likely to be affected by broad market fluctuations, general market conditions, fluctuations in our operating results, changes in the markets’ perception of our business, and announcements made by us, our competitors, or parties with whom we have business relationships.

The trading price of our Series A Preferred Stock may decline for many reasons, including as a result of sales by initial holders pursuant to their registration rights, or the perception that such sales may occur.

The trading price of our Series A Preferred Stock may decline for many reasons, some of which are beyond our control. In the event of a drop in the market price of our Series A Preferred Stock, you could lose a substantial part or all of your investment in our Series A Preferred Stock.

Numerous factors, including those described or referred to in this “Risk Factors” section and in the other documents incorporated herein by reference as well as the following, among others, could affect the prices of our Series A Preferred Stock:

•	our results of operations and financial condition;

•	the public reaction to our press releases, our other public announcements and our filings with the SEC;

•

changes in expectations as to our future results of operations and prospects, including financial estimates and projections by securities analysts and investors or failure to meet analysts’ performance expectations;

•	results of operations that vary from those expected by securities analysts and investors;

•	strategic actions by our competitors;

•	strategic decisions by us, our customers or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;

•	changes in applicable laws and regulations;

•	changes in accounting principles;

•	future sales of our Series A Preferred Stock, or the perception that such sales could occur, by us, the selling security holders, significant security holders or our directors or executive officers;

•	additions or departures of key members of management;

•	any increased indebtedness we may incur in the future;

•	changes in general and industry-specific market and economic conditions, including fluctuations in commodity prices;

•	the development and sustainability of an active trading market for our Series A Preferred Stock;

•	volatile and unpredictable developments, including man-made, weather-related and other natural disasters, catastrophes or terrorist attacks in the geographic regions in which we operate; and

•	pandemics, epidemics, outbreaks, or other public health events, such as the COVID-19 pandemic; and

•	increased competition, or the performance, or the perceived or anticipated performance, of our competitors.

Our Series A Preferred Stock is subordinated to our indebtedness upon liquidation

In the event of our liquidation, dissolution or winding up, our Series A Preferred Stock would rank below all debt and other general unsecured claims against us. As a result, holders of our Series A Preferred Stock will not be entitled to receive any payment or other distribution of assets upon our liquidation, dissolution or winding up until after all of our obligations to debt holders have been satisfied.

Preference dividends may only be paid when, as and if declared by disinterested directors out of funds legally available.

Holders of the Series A Preferred Stock are only entitled to receive preference dividends on the Series A Preferred Stock when, as and if declared by a committee of disinterested directors out of funds legally available thereof. Any declaration and payment of preference dividends on the Series A Preferred Stock in the future will depend on our earnings and financial condition, our liquidity and capital requirements, the general economic climate, the terms of our equity securities, contractual restrictions, our ability to service any debt obligations senior to our Series A Preferred Stock and other factors deemed relevant by such committee of disinterested directors. There is no guarantee that preference dividends will be paid regularly or at all.

For more information on restrictions on our ability to declare or pay preference dividends on the Series A Preferred Stock, see “The terms of the Senior Credit Facility restrict our ability to make dividend payments on the Series A Preferred Stock until December 31, 2022.”

Preference dividends may not be paid if we do not generate sufficient Consolidated EBITDA.

Notwithstanding any other terms of the Series A Preferred Stock, holders of the Series A Preferred Stock are not entitled to receive a preference dividend during any period when the Consolidated EBITDA (as defined in the Certificate of Designations for the Series A Preferred Stock) for the most recent four fiscal quarters for which financial statements of the Company are available is less than $425 million. Dividends on the Series A Preferred Stock will accumulate whether or not declared. The inability, or anticipated inability of holders of the Series A Preferred Stock to receive preference dividends may adversely affect the market price of our Series A Preferred Stock.

The terms of the Senior Credit Facility restrict our ability to make dividend payments on the Series A Preferred Stock until December 31, 2022.

The terms of the Senior Credit Facility include restrictions on our ability to make dividend payments or distributions on, or redeem or otherwise acquire, our outstanding equity interests, including the Series A Preferred Stock and Common Stock, in each case subject to certain exceptions and carve-outs. During the fiscal years ending December 31, 2021 and December 31, 2022, we may not make such payments or redemptions in cash solely with respect to the Series A Preferred Stock unless a ratable payment (on an as-converted basis) is made to holders of the Common Stock and such payments would otherwise be permitted under the terms of the Senior Credit Facility. Our ability to make ratable payments to holders of the Series A Preferred Stock and Common Stock is restricted by the terms of the Certificate of Designations for the Series A Preferred Stock.

Accrued and unpaid preference dividends may be paid in Common Stock in the event of a voluntary or automatic conversion, and there may not be a market for such Common Stock.

In the event of a voluntary or automatic conversion of the Series A Preferred Stock into Common Stock pursuant to the terms thereof, the Company will have the option to pay any accrued and unpaid preference dividends on the Series A Preferred Stock in Common Stock, converted at the lesser of (i) the 30-day volume weighted average price per share of the Common Stock of the Company at the time of such conversion; or (ii) the fair market value of the Common Stock of the Company at the time of such conversion as determined by the Board. There may not be a market for any shares of Common Stock that may be issued by the Company as payment for accrued and unpaid preference dividends on the Series A Preferred Stock. Voluntary or automatic conversions will result in significant, material dilution to holders of Common Stock.

The Series A Preferred Stock will automatically convert into Common Stock in certain circumstances.

All outstanding Series A Preferred Stock will convert into Common Stock of the Company automatically (i) at any time upon the adoption of a resolution of a majority of holders of Series A Preferred Stock to convert the outstanding shares of Series A Preferred Stock into Common Stock or (ii) on the first date on or after the date that is two years from the Effective Date on which (A) the aggregate stated amount of all outstanding shares of Series B Preferred Stock is an amount less than or equal to $125 million; (B) the Common Stock of the Company has a 75-day volume-weighted average price per share that is greater than or equal to 150% of the conversion price (which is initially equal to $5.25 per share of Common Stock, subject to any adjustments pursuant to the terms of the Series A Preferred Stock); and (C) the Company’s Consolidated EBITDA for the last twelve months ended as of the last day of each of the two most recent fiscal quarters is greater than or equal to $600 million. Such issuances of Common Stock upon conversion of the Series A Preferred Stock may depress the price of the Common Stock. Furthermore, holders whose shares of Series A Preferred Stock are converted into Common Stock will no longer enjoy priority over other holders of Common Stock in the event of the liquidation, dissolution or winding up of the Company. Any automatic conversions will result in significant, material dilution to holders of Common Stock.

The Series A Preferred Stock is redeemable at our option in certain circumstances.

We may, at our option, redeem all but not less than all of the outstanding shares of Series A Preferred Stock (i) at any time following the date which is six (6) years after the Effective Date or (ii) in connection with the consummation of a change of control, for a cash purchase price equal to $5.25 plus accrued and unpaid preference dividends on the Series A Preferred Stock (whether or not authorized or declared) as of any such redemption date, provided that we have sufficient funds legally available to fully pay the redemption price in respect of all shares of Series A Preferred Stock called for redemption. In the event we exercise our option to redeem the Series A Preferred Stock, you may be unable to reinvest your proceeds from such redemption in an investment with a return that is as high as the return on your shares of Series A Preferred Stock would have been if they had not been redeemed.

Certain holders of our Series A Preferred Stock may be restricted in their ability to transfer or sell their shares.

The Series A Preferred Stock was issued under the Plan to initial holders in reliance on the exemption from registration under Section 1145(a)(1) of the Bankruptcy Code or, in certain cases, in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Shares of Series A Preferred Stock issued pursuant to Section 1145(a)(1) of the Bankruptcy Code are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act and may be freely resold and transferred by the initial holders thereof without registration, provided that such initial holder (i) is not an “affiliate” of the Company as defined in Rule 144(a)(1) under the Securities Act, (ii) has not been such an “affiliate” within 90 days of such transfer and (iii) is not an entity that is an “underwriter” as defined in Section 1145(b) of the Bankruptcy Code. Any such persons would only be permitted to transfer or sell such securities without registration pursuant to an exemption from the registration requirements of the Securities Act and other applicable securities laws. In addition, shares of Series A Preferred Stock issued to initial holders pursuant to Section 4(a)(2) of the Securities Act are “restricted securities” as defined in Rule 144(a)(3), and are only transferable if registered under the Securities Act or if transferred pursuant to an exemption from the registration requirements of the Securities Act and other applicable securities laws.

Risks Related to Our Common Stock and this Offering

The trading price of our Common Stock may decline, including as a result of sales by initial holders pursuant to their registration rights, or the perception that such sales may occur.

The trading price of our Common Stock may decline for many reasons, some of which are beyond our control. In the event of a drop in the market price of our Common Stock, you could lose a substantial part or all of your investment in our Common Stock.

Numerous factors, including those described or referred to in this Current Report on Form 8-K, “Part I. Item 1A-Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and “Part II. Item 1A-Risk Factors” contained in our subsequent Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 as well as the following, among others, could affect the prices of our Common Stock:

•	our results of operations and financial condition;

•	the public reaction to our press releases, our other public announcements and our filings with the SEC;

•

changes in expectations as to our future results of operations and prospects, including financial estimates and projections by securities analysts and investors or failure to meet analysts’ performance expectations;

•	results of operations that vary from those expected by securities analysts and investors;

•	strategic actions by our competitors;

•	strategic decisions by us, our customers or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;

•	changes in applicable laws and regulations;

•	changes in accounting principles;

•	future sales of our securities, or the perception that such sales could occur, by us, the selling security holders, significant security holders or our directors or executive officers;

•	additions or departures of key members of management;

•	any increased indebtedness we may incur in the future;

•	changes in general and industry-specific market and economic conditions, including fluctuations in commodity prices;

•	volatile and unpredictable developments, including man-made, weather-related and other natural disasters, catastrophes or terrorist attacks in the geographic regions in which we operate; and

•	pandemics, epidemics, outbreaks, or other public health events, such as the COVID-19 pandemic; and

•	increased competition, or the performance, or the perceived or anticipated performance, of our competitors.

Our Common Stock is subordinated to our Series A Preferred Stock and to our indebtedness upon liquidation.

In the event of our liquidation, dissolution or winding up, our Common Stock would rank below the Series A Preferred Stock, the Series B Preferred Stock and all debt and other unsecured claims against us. As a result, holders of our Common Stock will not be entitled to receive any payment or other distribution of assets upon our liquidation, dissolution or winding up until after all of our obligations to holders of our Series A Preferred Stock, Series B Preferred Stock and debt and other unsecured claims have been satisfied.

Series A Preferred Stock votes with Common Stock on an as converted basis.

Holders of the Series A Preferred Stock have to right to vote together as a single class with holders of the Common Stock on an as converted basis on all matters presented for a vote of the holders of Common Stock. Immediately following the Effective Date, holders of the Series A Preferred Stock held approximately 79.2% of the total voting power of the Company. The holders of the Series A Preferred Stock may have interests in matters brought before the stockholders that are different than the interests of holders of our Common Stock. While the holders of the Series A Preferred Stock may not act as a group, in the instances where their interests are aligned, their ability to cast votes on an as converted basis may affect the outcome of any stockholder votes on such matters and may adversely affect the market price of the Common Stock.

The Series A Preferred Stock is entitled to both preference dividends and participating dividends and no dividends may be paid on Common Stock so long as there are any accrued and unpaid dividends on the Series A Preferred Stock.

The terms of the Series A Preferred Stock place significant limitations on our ability to pay dividends on or repurchase shares of Common Stock, and payments made on the Series A Preferred Stock are expected to significantly reduce or eliminate any cash that we might otherwise have available for the payment of dividends on or the repurchase of shares of the Common Stock. In particular, no dividends may be paid on the Common Stock so long as there are any accrued and unpaid preference dividends with respect to the Series A Preferred Stock. In addition, holders of Series A Preferred Stock are entitled to such dividends or distributions paid to holders of Common Stock to same extent as if such holders of Series A Preferred Stock had converted the Series A Preferred Stock into Common Stock. As a result, the success of an investment in the Common Stock may depend entirely upon any future appreciation in the value of the Common Stock without the benefit of share repurchases by the Company. There is no guarantee that the Common Stock will appreciate in value or even maintain its initial value.

Because we currently have no plans to pay cash dividends on our Common Stock, you may not receive any return on investment unless you sell your Common Stock for a price greater than that which you paid for it.

Any future determination to pay cash dividends or other distributions on our Common Stock will be at the discretion of our board of directors and will be dependent on our earnings, financial condition, operation results, capital requirements, and contractual, regulatory and other restrictions, including restrictions under the Credit Agreement, the terms of the Series A Preferred Stock and Series B Preferred Stock or agreements governing any existing and future outstanding indebtedness we or our subsidiaries may incur, on the payment of dividends by us or by our subsidiaries to us, and other factors that our Board deems relevant. As a result, you may not receive any return on an investment in our Common Stock unless you sell our Common Stock for a price greater than that which you paid for it.

The Series A Preferred Stock (including accrued and unpaid dividends) may convert into our Common Stock in certain circumstances and holders of our Common Stock will experience significant dilution.

Holders of the Series A Preferred Stock have the right to convert their shares of Series A Preferred Stock into Common Stock, initially based on a conversion price of $5.25 per share of Common Stock and the liquidation preference of the Series A Preferred Stock, subject to customary conversion procedures and anti-dilution protections. In addition, the Series A Preferred Stock may be automatically converted in the circumstances described under “Risks Related to Our Series A Preferred Stock and this Offering – The Series A Preferred Stock may automatically convert into Common Stock in certain circumstances” above. The ownership percentage represented by any shares of Common Stock held by stockholders will be subject to significant dilution in connection with any voluntary or mandatory conversion of any shares of Series A Preferred Stock into Common Stock, and any such conversion or anticipated conversion of the Series A Preferred Stock into Common stock could depress the market price of our Common Stock.

Future sales or other issuances of Common Stock or other equity securities will dilute existing holders of Common Stock and adversely affect the price of our Common Stock.

We may sell additional shares of Common Stock or other equity securities in subsequent public or private offerings. We may also issue additional shares of Common Stock or convertible securities. As of April 30, 2021, we had 65,035,801 outstanding shares of Common Stock and 247,771,428 outstanding shares of Series A Preferred Stock.

We cannot predict the size of future issuances of our Common Stock or securities convertible into Common Stock or the effect, if any, that future issuances and sales of shares of our Common Stock or Series A Preferred Stock will have on the market price of our Common Stock. Sales of substantial amounts of our Common Stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices of our Common Stock.

There is an increased potential for short sales of our Common Stock due to the sale of Common Stock issued upon conversion of the Series A Preferred Stock.

Downward pressure on the market price of our Common Stock that likely will result from sales of our Series A Preferred Stock (including as a result of sales by initial holders pursuant to registration rights granted under the Registration Rights Agreement) or from sales of our Common Stock issued in connection with the conversion of Series A Preferred Stock could encourage short sales of our Common Stock by market participants. Generally, short selling means selling a security, contract or commodity not owned by the seller. The seller is committed to eventually purchase the financial instrument previously sold. Short sales are used to capitalize on an expected decline in the security’s price. Such sales of our Common Stock could have a tendency to depress the price of the stock, which could increase the potential for short sales.

We may not be able to maintain a listing of our Common Stock on Nasdaq or any other national securities exchange.

Following the Effective Date, we expect to list our Common Stock on the Nasdaq Global Select Market. We must meet certain financial and liquidity criteria in order to maintain a listing of our Common Stock on Nasdaq. If we violate Nasdaq listing requirements, our Common Stock may be delisted. If we fail to meet any of Nasdaq’s listing standards, our Common Stock may be delisted. In addition, our Board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Stock may materially impair our shareholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. The delisting of our Common Stock could significantly impair our ability to raise capital and have a material adverse effect on the value of your investment.

Certain holders of our Common Stock may be restricted in their ability to transfer or sell their securities.

The Common Stock was issued under the Plan to stockholders in reliance on the exemption from registration under Section 1145(a)(1) of the Bankruptcy Code. These shares of Common Stock are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act and may be freely resold and transferred by the initial holders thereof without registration, provided that such initial holder (i) is not an “affiliate” of the Company as defined in Rule 144(a)(1) under the Securities Act, (ii) has not been such an “affiliate” within 90 days of such transfer and (iii) is not an entity that is an “underwriter” as defined in Section 1145(b) of the Bankruptcy Code. Any such persons would only be permitted to transfer or sell such securities without registration pursuant to an exemption from the registration requirements of the Securities Act and other applicable securities laws. In addition, any Common Stock issued upon a conversion of shares of Series A Preferred Stock that were “restricted securities” when originally issued under the Plan will also be “restricted securities” as defined in Rule 144(a)(3), and will only be transferable if registered under the Securities Act or if transferred pursuant to an exemption from the registration requirements of the Securities Act and other applicable securities laws.

Forward-Looking Statements.

This Current Report on Form 8-K and the exhibit hereto may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of fact, that address activities, events or developments that the Company or the Company’s management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although the Company believes forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to those described in the Company’s annual report on Form 10-K for the year ended December 31, 2020, the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2021, as well as the Company’s other filings with the Securities and Exchange Commission, under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by the Company’s forward-looking statements.

Non-Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Order of the Bankruptcy Court, dated April 26, 2021, confirming the Chapter 11 Plan of Reorganization of the Debtors (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed on April 27, 2021).

3.1	Second Amended and Restated Certificate of Incorporation of Garrett Motion Inc.

3.2	Certificate of Designations for the Series A Preferred Stock of Garrett Motion Inc.

3.3	Certificate of Designations for the Series B Preferred Stock of Garrett Motion Inc.

3.4	Second Amended and Restated Bylaws of Garrett Motion Inc.

10.1	Credit Agreement, dated as of April 30, 2021, by and among Garrett Motion Inc., Garrett LX I S.à r.l., Garrett Motion Holdings, Inc. and Garrett Motion Sàrl, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Series A Investor Rights Agreement, dated as of April 30, 2021, among Garrett Motion Inc. and the investors named therein.

10.3	Registration Rights Agreement, dated as of April 30, 2021, among Garrett Motion Inc. and the holders party thereto.

10.4	Form of Side Letter between the Company and the employees who hold awards under the Company’s 2018 Stock Incentive Plan

99.1	Press Release dated April 30, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2021	Garrett Motion Inc.

	By:	/s/ Jerome Maironi
Jerome Maironi
Senior Vice President, General Counsel and Corporate Secretary